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                                                                   EXHIBIT 24(a)

                         POWER OF ATTORNEY OF DIRECTORS


                     Each of the undersigned Directors of The Davey Tree Expert Company hereby appoints David E. Adante, William D. Ginn, James R. Carlson, and each of them as his attorney-in-fact, to execute, in his name and in his capacity as a Director, and to file a Registration Statement on Form S-8 relating to the Common Shares to be issued under The Davey Tree Expert Company 1994 Omnibus Stock Plan, and any amendment (including post-effective amendment) or supplement thereto.



  /s/  R. Douglas Cowan               /s/  R. Cary Blair
- -------------------------           ----------------------
R. Douglas Cowan, Director          R. Cary Blair, Director



  /s/  Richard E. Dunn                /s/  William D. Ginn
- ------------------------            ------------------------
Richard E. Dunn, Director           William D. Ginn, Director



  /s/  Eugene W. Haupt                /s/  John W. Joy
- ------------------------            --------------------
Eugene W. Haupt, Director           John W. Joy, Director



  /s/  James H. Miller                /s/  Thomas Murdough, Jr.
- ------------------------            -----------------------------
James H. Miller, Director           Thomas Murdough, Jr., Director



  /s/  James H. Pohl                  /s/  J Maurice Struchen
- ----------------------              ---------------------------
James H. Pohl, Director             J Maurice Struchen, Director